      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1997


                                                      REGISTRATION NO. 333-25375

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             AMCORE FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6022
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   36-3183870
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                             AMCORE CAPITAL TRUST I
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS TRUST AGREEMENT)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6719
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   36-7185946
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 JOHN R. HECHT
                             SENIOR VICE PRESIDENT
                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                               WILLIAM R. KUNKEL
                             SKADDEN, ARPS, SLATE,
                           MEAGHER & FLOM (ILLINOIS)
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                          AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                      TO BE          OFFERING PRICE            AGGREGATE         REGISTRATION
            SECURITIES TO BE REGISTERED                 REGISTERED         PER UNIT(1)         OFFERING PRICE(1)        FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Series B Capital Securities of AMCORE Capital Trust
  I(3).............................................    $40,000,000            100%                $40,000,000          $12,122
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Series B Junior Subordinated Deferrable Interest
  Debentures of AMCORE Financial, Inc.(2)..........
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AMCORE Financial, Inc. Series B Guarantee with
  respect to Series B Capital Securities(4)........
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    Total..........................................    $40,000,000(5)         100%              $40,000,000(6)         $12,122
=================================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of AMCORE Financial, Inc. (the "Junior Subordinated Debentures") distributed upon any liquidation of AMCORE Capital Trust I.

(3) Includes $19,750,000 aggregate Liquidation Amount of Series B Capital Securities of AMCORE Capital Trust I (together with a like aggregate principal amount of AMCORE Financial, Inc.'s Series B Junior Subordinated Deferrable Interest Debentures and Series B Guarantee with respect to such Series B Capital Securities, the "Private Exchange Securities") issued and delivered in connection with the Private Exchange (as defined herein). No separate registration fee is payable in respect of the Private Exchange Securities.


(4) No separate consideration will be received for the AMCORE Financial, Inc. Series B Guarantee.


(5) This Registration Statement is deemed to cover rights of holders of Junior Subordinated Debentures under the Indenture, the rights of holders of Series B Capital Securities of AMCORE Capital Trust I under a Declaration of Trust, the rights of holders of such Capital Securities under the Series B Guarantee and certain backup undertakings as described herein.


(6) Such amount represents the aggregate liquidation amount of the AMCORE Capital Trust I Series B Capital Securities to be exchanged hereunder and the AMCORE Capital Trust I Series B Capital Securities issued in the Private Exchange. Such amount is equal to the aggregate principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of AMCORE Capital Trust I.

                            ------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY SATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                   SUBJECT TO COMPLETION, DATED MAY 12, 1997

                             AMCORE CAPITAL TRUST I
                             OFFER TO EXCHANGE ITS
                       9.35% SERIES B CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                       FOR ANY AND ALL OF ITS OUTSTANDING

                       9.35% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
              UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                             AMCORE FINANCIAL, INC.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON             , 1997, UNLESS EXTENDED
                            ------------------------


    AMCORE Capital Trust I, a trust formed under the laws of the State of Delaware (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $20,250,000 aggregate Liquidation Amount of its 9.35% Series B Capital Securities (the "New Capital Securities") for a like Liquidation Amount of its outstanding 9.35% Series A Capital Securities (the "Old Capital Securities"), of which $20,250,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, AMCORE Financial, Inc., a Nevada corporation (the "Corporation"), is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee in respect of the New Capital Securities (the "New Guarantee") and (ii) 20,250,000 aggregate principal amount of its 9.35% Series B Junior Subordinated Deferrable Interest Debentures due June 15, 2027 (the "Old Junior Subordinated Debentures") for a like aggregate principal amount of its 9.35% Series A Junior Subordinated Deferrable Interest Debentures due June 15, 2027 (the "New Junior Subordinated Debentures"). The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."



    The Prospectus also relates to the following securities that may from time to time be sold by Robert W. Baird & Co., Incorporated (the "Selling Holder"):
(i) up to $19,750,000 aggregate Liquidation Amount of 9.35% Series B Capital Securities (the "Private Exchange Capital Securities") of the Trust, (ii) the guarantee by the Corporation of payments of cash distributions and payments on liquidation of the Trust or redemption of the Private Exchange Capital Securities (the "Private Exchange Guarantee") and (iii) $19,750,000 aggregate principal amount of 9.35% Series B Junior Subordinated Deferrable Interest Debentures due June 15, 2027 (the "Private Exchange Junior Subordinated Debentures") of the Corporation. The Private Exchange Capital Securities, the Private Exchange Guarantee and the Private Exchange Junior Subordinated Debentures are collectively referred to herein as the Private Exchange Securities. The terms of the Private Exchange Securities are identical in all material respects to the respective terms of the New Securities. Unless otherwise indicated, or the context otherwise requires, references herein to the New Securities include the Private Exchange Securities. See "Selling Holder" and "Plan of Distribution -- Private Exchange Securities."



    The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction, (iii) the New Capital Securities will not provide for any increase in the distribution rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. See "Description of New Securities" and "Description of Old Securities." The New Capital Securities are being offered for exchange or for resale, as applicable, in order to satisfy certain obligations of the Corporation and the Trust under the Registration Rights Agreement, dated as of March 25, 1997 (the "Registration Rights Agreement"), among the Corporation, the Trust and the Initial Purchaser (as defined herein). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

                                                        (continued on next page)

    This Prospectus and the Letter of Transmittal are first being mailed to all
holders of Old Capital Securities on          , 1997.
                            ------------------------

    SEE "RISK FACTORS" COMMENCING ON PAGE 16 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
           EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
       HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997.

(continued from previous page)

     The New Capital Securities and the Old Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The First National Bank of Chicago is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures will mature on June 15, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of New Securities -- Description of New Capital Securities -- Subordination of Common Securities."

     As used herein, (i) the "Indenture" means the Indenture, dated as of March 25, 1997, as amended and supplemented from time to time, between the Corporation and The First National Bank of Chicago, as Debenture Trustee (the "Debenture Trustee"), (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as Delaware Trustee, (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, unless otherwise expressly stated, (i) the term "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) the term "Trust Securities" includes the Capital Securities and the Common Securities, (iii) the term "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and
(iv) the term "Guarantee" includes the Old Guarantee and the New Guarantee.

     Holders of the New Capital Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the New Junior Subordinated Debentures, accruing from March 25, 1997 and payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997, at the annual rate of 9.35% of the Liquidation Amount of $1,000 per New Capital Security ("Distributions"). The Corporation will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period shall end on a date other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Corporation may elect to begin a new Extension Period, subject to the requirements set forth in the Indenture. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 9.35% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue such deferred interest income for United States federal income tax purposes prior to receipt of cash payments attributable to such interest income. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

     Through the Guarantee, the guarantee agreement of the Corporation relating to the Common Securities (the "Common Guarantee"), the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, the Corporation has guaranteed or will guarantee, as the case may be, fully, irrevocably and unconditionally, all of the Trust's obligations under the Trust Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee -- Full and Unconditional Guarantee." The Old Guarantee and the Common Guarantee guarantees, and the New Guarantee will

(continued from previous page)

guarantee, payments of Distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of New Securities -- Description of New Guarantee." If the Corporation fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights in respect of such payment. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights By Holders of New Capital Securities." The obligations of the Corporation under the Guarantee, the Common Guarantee and the Junior Subordinated Debentures will be subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of New Securities -- Description of New Junior Subordinated Debentures -- Subordination").

     The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time before March 1, 2007 (the "Initial Optional Prepayment Date"), contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after the Initial Optional Prepayment Date, contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of New Securities -- Description of New Capital Securities -- Redemption."

     Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve"), if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Corporation (i) on or after the Initial Optional Prepayment Date, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 104.675% of the principal amount thereof on the Initial Optional Prepayment Date, declining ratably on each March 1 thereafter to 100% on or after March 1, 2017, plus accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time before the Initial Optional Prepayment Date, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Optional Prepayment" and "-- Special Event Prepayment."

     The Corporation, as the holder of the outstanding Common Securities, will have the right at any time to terminate the Trust and cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Capital Securities and (ii) the prior approval of the Federal Reserve, if then required under applicable capital

(continued from previous page)

guidelines or policies of the Federal Reserve. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of New Securities -- Description of New Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "Certain Federal Income Tax Considerations -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

     The Trust is making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will

(continued from previous page)

not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (as defined herein) (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

(continued from previous page)


     The Selling Holder, acting as principal for its own account, directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Private Exchange Securities from time to time on terms to be determined at the time of sale. See "Plan of Distribution -- Private Exchange Securities." The Selling Holder and any broker-dealers, agents or underwriters that participate with the Selling Holder in the distribution of the Private Exchange Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Private Exchange Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For information concerning indemnification arrangements among the Corporation, the Trust and the Selling Holder, see "Plan of Distribution -- Private Exchange Securities."


     Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchaser has informed the Corporation and the Trust that it currently intends to make a market in the New Capital Securities, it is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

     Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00
p.m., New York City time, on             , 1997 (such time on such date being
hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after March 25, 1997. See "The Exchange Offer -- Distributions on New Capital Securities."

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

(continued from previous page)

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                         ------------------------------

                               TABLE OF CONTENTS


                                                                PAGE
                                                                ----
Available Information.......................................      8
Incorporation of Certain Documents by Reference.............      8
Forward-Looking Statements..................................      9
Summary.....................................................     10
Risk Factors................................................     16
AMCORE Financial, Inc.......................................     22
Recent Developments.........................................     22
Use of Proceeds.............................................     27
Ratios of Earnings to Combined Fixed Charges................     27
Capitalization..............................................     28
Selected Consolidated Financial Data........................     29
The Trust...................................................     30
The Exchange Offer..........................................     30
Description of New Securities...............................     40
Description of Old Securities...............................     60
Relationship Among the New Capital Securities, the New
  Junior Subordinated Debentures and the New Guarantee......     61
Certain Federal Income Tax Considerations...................     62
ERISA Considerations........................................     65
Selling Holder..............................................     66
Plan of Distribution........................................     66
Legal Matters...............................................     68
Experts.....................................................     68

                             AVAILABLE INFORMATION

     The Corporation is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Corporation can be inspected and copied at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the NASD, 1735 K Street, N.W., Washington, D.C. 20006.

     No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "The Trust" and "Description of New Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

     This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Corporation pursuant to Section 13 of the Exchange Act are incorporated by reference in this
Prospectus:


          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996;



          (b) Current Report on Form 8-K dated January 31, 1997; and



          (c) Current Report on Form 8-K dated April 18, 1997.


     All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the New Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any supplement thereto to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to each person to whom this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to AMCORE Financial, Inc., 501 Seventh Street, Rockford, Illinois 61104, Attention:
John R. Hecht.

                           FORWARD-LOOKING STATEMENTS

     THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESSES OF AMCORE. THESE FORWARD-LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED, PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN SUCH FORWARD-LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:
(i) HEIGHTENED COMPETITION, INCLUDING SPECIFICALLY THE INTENSIFICATION OF PRICE COMPETITION, THE ENTRY OF NEW COMPETITORS AND THE FORMATION OF NEW PRODUCTS BY NEW AND EXISTING COMPETITORS; (ii) ADVERSE STATE AND FEDERAL LEGISLATION AND REGULATION; (iii) FAILURE TO OBTAIN NEW CUSTOMERS OR RETAIN EXISTING CUSTOMERS;
(iv) INABILITY TO CARRY OUT MARKETING AND/OR EXPANSION PLANS; (v) LOSS OF KEY EXECUTIVES; (vi) CHANGES IN INTEREST RATES; (vii) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; (viii) UNANTICIPATED CHANGES IN INDUSTRY TRENDS; AND (ix) CHANGES IN FEDERAL RESERVE BOARD MONETARY POLICIES.

                                    SUMMARY

     The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Memorandum.

                             AMCORE FINANCIAL, INC.


     AMCORE is a multi-bank holding company incorporated under the laws of the State of Nevada in 1982. As of December 31, 1996, AMCORE had five banks operating in 41 locations and eight financial services companies. AMCORE's primary region of operations includes the Illinois cities of Rockford, Elgin, Woodstock, Carpentersville, Crystal Lake, Sterling, Dixon, Princeton, South Beloit, Aledo, Rochelle, Ashton, Gridley, Mt. Morris, Mendota and Peru. At December 31, 1996, AMCORE and its subsidiaries had total assets of $2.8 billion, total deposits of $1.9 billion and stockholders' equity of $220.6 million. On April 18, 1997, AMCORE completed its acquisition of First National Bancorp, Inc. ("First National") and, on January 30, 1997, AMCORE signed a definitive agreement to acquire Country Bank Shares Corporation ("Country Bank"). See "Recent Developments."


                             AMCORE CAPITAL TRUST I

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) the declaration executed by the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, and an individual Administrative Trustee named therein, and
(ii) the filing of a certificate of trust with the Delaware Secretary of State on March 11, 1997. The Trust's affairs are conducted by the Issuer Trustees: the Property Trustee, the Delaware Trustee and three individual Administrative Trustees, who are employees or officers of, or affiliated with, the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are owned by the Corporation.

                               THE EXCHANGE OFFER


The Exchange Offer............   Up to $20,250,000 aggregate Liquidation Amount
                                 of New Capital Securities are being offered in exchange for a like aggregate Liquidation
                                 Amount of Old Capital Securities. Old Capital
                                 Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any integral multiple of $1,000 (one Capital
                                 Security) in excess thereof. The Corporation and the Trust are making the Exchange Offer in order to satisfy their obligations under the Registration Rights Agreement relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital
                                 Securities, see "The Exchange Offer --
                                 Procedures for Tendering Old Capital
                                 Securities."


Expiration Date...............   5:00 p.m., New York City time, on
                                               , 1997, unless the Exchange Offer
                                 is extended by the Corporation or the Trust (in which case the Expiration Date will be the latest date and time to which the Exchange
                                 Offer is extended). See "The Exchange Offer --
                                 Terms of the Exchange Offer."

Conditions to the Exchange
Offer.........................   The Exchange Offer is subject to certain
                                 conditions, which may be waived by the
                                 Corporation and the Trust in their sole
                                 discretion. The Exchange Offer is not
                                 conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. See
                                 "The Exchange Offer -- Conditions to the
                                 Exchange Offer."

Offer.........................   The Corporation and the Trust reserve the right
                                 in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old
                                 Capital Securities for exchange, (ii) to terminate the Exchange Offer if certain specified conditions have not been satisfied,
                                 (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital
                                 Securities tendered pursuant to the Exchange
                                 Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See
                                 "The Exchange Offer -- Terms of the Exchange
                                 Offer."

Withdrawal Rights.............   Tenders of Old Capital Securities may be
                                 withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer -- Withdrawal
                                 Rights."


Procedures for Tendering Old
Capital Securities............   Brokers, dealers, commercial banks, trust
                                 companies and other nominees who hold Old
                                 Capital Securities through DTC (as defined herein) may effect tenders by book-entry transfer in accordance with DTC's Automated
                                 Tender Offer Program ("ATOP"). Holders of such
                                 Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old
                                 Capital Securities. In order for Old Capital
                                 Securities to be tendered by a means other than by book-entry transfer, a Letter of Transmittal must be completed and signed in accordance with the instructions contained herein. The Letter of Transmittal and any other documents required by the Letter of Transmittal must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier and either such Old Capital Securities must be delivered to the Exchange Agent or specified procedures for guaranteed delivery must be complied with. See
                                 "The Exchange Offer -- Procedures for Tendering
                                 Old Capital Securities."



                                 Letters of Transmittal and certificates
                                 representing Old Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent. See "The Exchange Offer -- Exchange Agent."


Resales of New Capital
Securities....................   The Corporation and the Trust are making the
                                 Exchange Offer in reliance on the position of the staff of the Division of Corporation
                                 Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpre-tive letter and there can be no assurance that the staff of the Division of Corporation
                                 Finance of the Commission would make a similar determination with respect to the Exchange
                                 Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation
                                 Finance of the Commission, and subject to the two immediately following sentences, the
                                 Corporation and the Trust believe that New
                                 Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital
                                 Securities may be offered for resale, resold and otherwise transferred by a holder thereof
                                 (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities.
                                 However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital
                                 Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital
                                 Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital
                                 Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital
                                 Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New
                                 Capital Securities.

                                 Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limitations described below under "The Exchange Offer -- Resales of New Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

Exchange Agent................   The exchange agent with respect to the Exchange
                                 Offer is The First National Bank of Chicago
                                 (the "Exchange Agent"). The addresses, and telephone and facsimile numbers, of the Exchange Agent are set forth in "The Exchange
                                 Offer -- Exchange Agent" and in the Letter of
                                 Transmittal.

Use of Proceeds...............   Neither the Corporation nor the Trust will
                                 receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See
                                 "Use of Proceeds."

Certain Federal Income Tax
Considerations; ERISA
Considerations................   Holders of Old Capital Securities should review
                                 the information set forth under "Certain
                                 Federal Income Tax Considerations" and "ERISA
                                 Considerations" prior to tendering Old Capital
                                 Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered............   Up to $40,000,000 aggregate Liquidation Amount
                                 of the Trust's New Capital Securities which have been registered under the Securities Act
                                 (Liquidation Amount $1,000 per New Capital
                                 Security). The New Capital Securities will be issued and the Old Capital Securities were issued under the Declaration. The New Capital
                                 Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities -- Description of New Capital
                                 Securities -- Voting Rights; Amendment of the
                                 Declaration." The terms of the New Capital
                                 Securities are identical in all material respects to the terms of the Old Capital
                                 Securities, except that the New Capital
                                 Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital
                                 Securities and will not provide for any
                                 increase in the Distribution rate thereon. See
                                 "The Exchange Offer -- Purpose of the Exchange
                                 Offer," "Description of New Securities" and
                                 "Description of Old Securities."

Distribution Dates............   June 15 and December 15 of each year,
                                 commencing June 15, 1997.

Extension Periods.............   Distributions on the New Capital Securities
                                 will be deferred for the duration of any Extension Period elected by the Corporation with respect to the payment of interest on the New Junior Subordinated Debentures. No
                                 Extension Period will exceed 10 consecutive semiannual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. See "Description of New
                                 Securities -- Description of New Junior
                                 Subordinated Debentures -- Option to Extend
                                 Interest Payment Date" and "Certain Federal
                                 Income Tax Considerations -- Interest Income and Original Issue Discount."

Ranking.......................   The New Capital Securities will rank pari
                                 passu, and payments thereon will be made pro rata, with the Old Capital Securities and the Common Securities except as described under "Description of New Securities -- Description of New Capital Securities -- Subordination of
                                 Common Securities." The New Junior Subordinated
                                 Debentures will rank pari passu with the Old
                                 Junior Subordinated Debentures and all other junior subordinated debentures (if any) issued by the Corporation ("Other Debentures"), which will be issued and sold (if at all) to other trusts to be established by the Corporation (if any), in each case similar to the Trust ("Other Trusts" ), and will constitute unsecured obligations of the
                                 Corporation and will rank subordinate and junior in right of payment to all Senior
                                 Indebtedness to the extent and in the manner set forth in the Indenture. See "Description of New Securities -- Description of New Junior
                                 Subordinated Debentures." The New Guarantee will rank pari passu with the Old Guarantee and all other guarantees issued by the Corporation with respect to capital securities issued by Other Trusts ("Other Guarantees") and will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior
                                 Indebtedness to the extent and in the manner set forth in the Guarantee Agreement. See
                                 "Description of New Securities -- Description of New Guarantee."

Redemption....................   The Trust Securities are subject to mandatory
                                 redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated
                                 Debentures, (ii) in whole but not in part, at any time before the Initial Optional Prepayment
                                 Date contemporaneously with the optional prepayment of the Junior Subordinated
                                 Debentures by the Corporation upon the
                                 occurrence and continuation of a Special Event and (iii) in whole or in part, on or after the Initial Optional Prepayment Date contemporaneously with the optional prepayment by the Corporation of the Junior Subordinated
                                 Debentures, in each case at the applicable
                                 Redemption Price. See "Description of New
                                 Securities -- Description of New Capital
                                 Securities -- Redemption" and "-- Description of New Junior Subordinated Debentures --
                                 Special Event Prepayment."

Rating........................   The New Capital Securities are expected to be
                                 rated "BB+" by Duff & Phelps Credit Rating Co.

Absence of Market for the
New Capital Securities........   The New Capital Securities will be a new issue
                                 of securities for which there currently is no market. Although Robert W. Baird & Co.
                                 Incorporated, the initial purchaser of the Old
                                 Capital Securities (the "Initial Purchaser"), has informed the Trust and the Corporation that it currently intends to make a market in the New Capital Securities, the Initial Purchaser is not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The
                                 Trust and the Corporation do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the Nasdaq National Market. See "Plan of Distribution."

                                  RISK FACTORS

     Prospective investors should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following factors in connection with the Exchange Offer and the New Capital Securities offered hereby.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

     The obligations of the Corporation under the Guarantee and under the Junior Subordinated Debentures will be unsecured and rank subordinate and junior in right of payment to all present and future Senior Indebtedness of the Corporation. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures until payment has been made on all amounts of Senior Indebtedness. At December 31, 1996, the aggregate principal amount of outstanding Senior Indebtedness of the Corporation was approximately $30.3 million. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At December 31, 1996, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of approximately $2.56 billion. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries (including the Corporation's subsidiaries' deposit liabilities) and all liabilities of any future subsidiaries of the Corporation. None of the Indenture, the Guarantee, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Corporation or any of its subsidiaries. See "Description of New Securities -- Description of New Guarantee -- Status" and "-- Description of New Junior Subordinated Debentures -- Subordination."

HOLDING COMPANY STRUCTURE; RESTRICTIONS ON DIVIDENDS BY SUBSIDIARIES

     The ability of the Trust to pay amounts due on the Capital Securities is dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required. The Corporation is a holding company and substantially all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on interest and dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. Accordingly, the Junior Subordinated Debentures will be subordinated effectively to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. In addition, the bank subsidiaries of the Corporation (the "Banks") are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus.

     With respect to the Banks, there are regulatory limitations on the payment of dividends directly or indirectly to the Corporation. At December 31, 1996, under regulations of the Office of the Comptroller of the Currency (the "OCC") and applicable state banking authorities, the total capital available for payment of dividends by the Banks to the Corporation was approximately $33.7 million. However, the OCC has the power to prohibit any act, including the payment of dividends, if such act would reduce bank capital to a point that, in its opinion, would render the bank undercapitalized and thus constitute an unsafe or unsound banking practice.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

     So long as no Debenture Event of Default (as defined herein) shall have occurred and be continuing, the Corporation will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semiannual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such deferral, semiannual Distributions on the Trust Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 9.35% per annum, compounded semiannually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period.

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semiannual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.35%, compounded semiannually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of New Securities -- Description of New Capital Securities -- Distributions" and "-- Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Date."

     The Corporation has no current plan to exercise its right to defer payments of interest on the Junior Subordinated Debentures. However, should the Corporation exercise its right to defer payments of interest on the Junior Subordinated Debentures, each holder of Capital Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to its Capital Securities for United States federal income tax purposes, which will be allocated but not distributed to holders of Capital Securities. As a result, during an Extension Period, each holder of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions thereafter. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount" and "-- Sales or Redemption of Capital Securities."

     Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, the mere existence of the Corporation's right to defer payments of interest on the Junior Subordinated Debentures may cause the market price of the Capital Securities to be more volatile than the market prices of other securities on which OID accrues and that are not subject to such deferrals.

SPECIAL EVENT REDEMPTION

     Upon the occurrence and continuation of a Special Event (including a Tax Event or a Regulatory Capital Event, in each case, as defined under "Description of New Securities -- Description of New Junior Subordinated Debentures -- Special Event Prepayment") prior to March 1, 2007, the Corporation will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Trust Securities at the Special Event Redemption Price. Any such redemption is subject to the Corporation having received prior approval of the Federal Reserve, if then required under applicable guidelines or policies of the Federal Reserve. See "Description of New Securities -- Description of New Capital Securities -- Redemption."

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures by reason of the currently proposed prospective effective date. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event, which may permit the Corporation, upon approval of the Federal Reserve (if then required under applicable capital guidelines or policies of the Federal Reserve) to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of New Securities -- Description of New Capital Securities -- Redemption" and "-- Description of New Junior Subordinated Debentures -- Special Event Prepayment." See also "Certain Federal Income Tax Consequences -- Proposed Tax Legislation."

EXCHANGE OF CAPITAL SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

     The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and
(ii) prior approval of the Federal Reserve, if then required. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. See "Certain Federal Income Tax Considerations -- Distribution of Junior Subordinated Debentures to Holders of Capital Securities."

POSSIBLE ADVERSE EFFECT ON MARKET PRICES

     There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures distributed to the holders of Capital Securities if a termination of the Trust were to occur. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of New Capital Securities are also making an investment decision with regard to the New Junior Subordinated Debentures and should carefully review all the information regarding the New Junior Subordinated Debentures contained herein. See "Description of New Securities -- Description of New Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

     The First National Bank of Chicago will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The First National Bank of Chicago will also act as Property Trustee and as Debenture Trustee under the Indenture. First Chicago Delaware Inc. will act as Delaware Trustee under the Declaration. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, and (iii) upon a voluntary or involuntary termination, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities at such time. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of New Securities -- Description of New Junior Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities," "Description of New Junior Subordinated Debentures -- Debenture Events of Default" and "-- Description of New Guarantee." The Declaration will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

     Holders of Capital Securities generally will have limited voting rights relating only to the modification of the terms of the Capital Securities, the termination or liquidation of the Trust and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees, which voting rights are vested exclusively in the holder of the Common Securities, except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. Holders of Capital Securities will have no voting rights with respect to any matters submitted to a vote of the Corporation's stockholders. See "Description of New Securities -- Description of New Capital Securities -- Voting Rights; Amendment of the Declaration" and "-- Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

     The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the

Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected.

     The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of New Securities -- Description of New Capital Securities -- Voting Rights; Amendment of the Declaration."

     The Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by August 22, 1997 and declared effective by September 21, 1997, the Distribution rate borne by the Old Capital Securities commencing on September 22, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Description of Old Capital Securities."

ABSENCE OF PUBLIC MARKET

     The Old Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the New Capital Securities. Although the New Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Old Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Old Capital Securities). New Capital Securities may be transferred by the holders thereof in blocks having a Liquidation Amount of $1,000 (one New Capital Security) or integral multiples thereof. The Corporation and the Trust have been advised by the Initial Purchaser that the Initial Purchaser presently intends to make a market in the New Capital Securities. However, the Initial Purchaser is not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

     If a public trading market develops for the New Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Corporation's results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Corporation, the New Capital Securities may trade at a discount.

     Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

     Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES


     Subject to the conditions set forth under "The Exchange Offer -- Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message (as defined under "The Exchange Offer -- Acceptance for Exchange and Issuance of New Capital Securities") if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Therefore, holders of Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under a duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                             AMCORE FINANCIAL, INC.


     AMCORE, a Nevada corporation, is a multi-bank holding company registered under the federal Bank Holding Company Act of 1956, as amended (the "BHCA"). AMCORE is headquartered in Rockford, Illinois, and as of December 31, 1996 operated five banks in 41 locations and eight financial services companies. AMCORE is a primary supplier of financial services in the Rockford area and a number of northern Illinois communities. The primary region includes the cities of Rockford, Elgin, Woodstock, Carpentersville, Crystal Lake, Sterling, Dixon, Princeton, South Beloit, Aledo, Rochelle, Ashton, Gridley, Mt. Morris, Mendota and Peru. AMCORE owns all of the outstanding common stock of AMCORE Bank N.A., Rockford; AMCORE Bank N.A., Northwest; AMCORE Bank N.A., Rock River Valley; AMCORE Bank N.A., North Central and AMCORE Bank Aledo. AMCORE owns, directly or indirectly, all of the outstanding common stock of AMCORE Mortgage, Inc.; AMCORE Investment Group, N.A.; AMCORE Consumer Finance Company, Inc.; AMCORE Financial Life Insurance Company; Rockford Mercantile Agency, Inc.; AMCORE Investment Services, Inc.; AMCORE Capital Management, Inc. and AMCORE Insurance Group, Inc. At December 31, 1996, AMCORE and its subsidiaries had total assets of $2.8 billion, total deposits of $1.9 billion and stockholders' equity of $220.6 million. During the past decade, AMCORE's total assets have grown from $950 million in 1985 to $2.8 billion in 1996 and the number of shares outstanding has risen from 2.2 million to more than 14 million.


     AMCORE provides various personal banking, commercial banking and related financial services. AMCORE also conducts banking business through ten supermarket branches which gives the customer convenient access to bank services seven days a week. The principal executive offices of AMCORE are located at 501 Seventh Street, Rockford, Illinois 61104 and its telephone number is (815) 968-2241.

                              RECENT DEVELOPMENTS

ACQUISITIONS


     On April 18, 1997, AMCORE completed its acquisition of First National Bancorp, Inc. ("First National"). First National owns all of the outstanding common stock of First National Bank and Trust ("FNBT") and operates FNBT at its main office in Monroe, Wisconsin, and at branch locations in Green County, Wisconsin, in Monroe and New Glarus, and in Dane County, Wisconsin, in Belleville and Madison. First National operates FNI Corporation, a Nevada subsidiary utilized for investment portfolio purposes. At December 31, 1996, First National and its subsidiaries had total assets of $215.8 million, total deposits of $192.2 million and stockholders' equity of $18.5 million. AMCORE issued 1, 881,524 shares of common stock to the First National shareholders to effect the merger. See "-- Pro Forma Balance Sheet, Income Statement and Selected Ratios."



     On January 30, 1997, AMCORE signed a definitive agreement to acquire Country Bank Shares Corporation ("Country Bank"). Country Bank, a Wisconsin corporation, is a five-bank holding company registered under the BHCA. Country Bank has its main offices located in Mount Horeb, Wisconsin. Country Bank owns all of the outstanding common stock of the State Bank of Mt. Horeb, Montello State Bank and the State Bank of Argyle, 98.7% of the outstanding common stock of Citizen's State Bank of Clinton and 83.8% of the outstanding common stock of Belleville Bancshares Corporation ("Belleville"). Each of the above-referenced subsidiaries has organized a wholly-owned Nevada investment subsidiary respectively, as follows, CBSC Mt. Horeb, Inc., CBSC Montello, Inc., CBSC Argyle, Inc., CBSC Clinton, Inc. and BBC Belleville, Inc. At December 31, 1996, Country Bank and its subsidiaries had total assets of $301.6 million, total deposits of $269.3 million and stockholders' equity of $18.2 million (includes the historical results of Belleville, acquired on February 6, 1997 in a transaction accounted for as a pooling-of-interests). AMCORE's acquisition of Country Bank may not be consummated until the later of (i) the 30th day following the date of approval by the Federal Reserve and (ii) the date the State of Wisconsin Department of Financial Institutions, Division of Banking, approves such transaction. See "-- Pro Forma Balance Sheet, Income Statement and Selected Ratios."

PRO FORMA BALANCE SHEET, INCOME STATEMENT AND SELECTED RATIOS

     The following unaudited pro forma combining balance sheet, statement of income and selected ratios are based upon the historical results of AMCORE, First National and Country Bank, giving effect to the acquisitions accounted for as a pooling-of-interests. Pro forma adjustments, and the assumptions on which they are based, are described in the accompanying footnotes to the pro forma combining financial statements. The pro forma combining financial statements are not necessarily indicative of the results that actually would have occurred had the companies constituted a single entity during the respective periods, nor are they indicative of future results of operations.

               PRO FORMA CONSOLIDATED COMBINING BALANCE SHEETS(1)
                            AS OF DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                        PRO FORMA      AMCORE
                                  AMCORE        FIRST       COUNTRY      COMBINED     CAPITAL       PRO FORMA          PRO FORMA
                                HISTORICAL   NATIONAL(1)   BANK(2)(3)     AMCORE      TRUST 1      ADJUSTMENTS          COMBINED
                                ----------   -----------   ----------   ---------     -------      -----------         ---------
                                                                         (IN THOUSANDS)
            ASSETS
Cash and cash equivalents.....  $   87,740      $  6,963     $ 10,680   $  105,383                                     $  105,383
Interest earning deposits in
  banks.......................         156           299          216          671                                            671
Federal funds sold and other
  short-term investments......      12,706         1,365       11,891       25,962                                         25,962
Mortgage loans held for
  sale........................      11,252           184          614       12,050                                         12,050
Securities available for
  sale........................   1,138,351        23,081       52,976    1,214,408                  $ 17,920(4)         1,232,328
Securities held to maturity...      10,368        34,512        9,665       54,545                                         54,545
                                ----------      --------     --------   ----------   ----------     --------           ----------
  Total securities............  $1,148,719      $ 57,593     $ 62,641   $1,268,953                  $ 17,920           $1,286,873
Loans and leases, net of
  unearned income.............   1,456,217       144,989      205,622    1,806,828   $   41,238      (41,238)(5)        1,808,828
Allowance for loan and lease
  losses......................     (14,996)       (1,710)      (2,588)     (19,294)                                       (19,294)
                                ----------      --------     --------   ----------   ----------     --------           ----------
  Net loans and leases........  $1,441,221      $143,279     $203,034   $1,787,534   $   41,238     $(41,238)          $1,787,534
Premises and equipment, net...      46,060         3,128        7,361       56,549                                         56,549
Intangible assets, net:.......      12,255           423        1,203       13,881                       633(4)            14,514
Other real estate owned.......         595            36          289          920                                            920
Other assets..................      53,846         2,561        3,629       60,036           78(6)      (640)(6)           59,474
                                ----------      --------     --------   ----------   ----------     --------           ----------
  TOTAL ASSETS................  $2,814,550      $215,831     $301,558   $3,331,939   $   41,316     $(23,325)          $3,349,930
                                ==========      ========     ========   ==========   ==========     ========           ==========
LIABILITIES
Deposits:
  Interest bearing............  $1,625,590      $172,265     $240,475   $2,038,330                                     $2,038,330
  Non-interest bearing........     264,426        19,977       28,871      313,274                                        313,274
                                ----------      --------     --------   ----------   ----------     --------           ----------
    Total deposits............  $1,890,016      $192,242     $269,346   $2,351,604                                     $2,351,604
Short-term borrowings.........     544,508            --        3,457      547,965                  $ (2,927)(3)          545,038
Long-term borrowings..........     124,095         1,141        6,376      131,612   $   40,000      (17,853)(4)(5)       153,759
Other liabilities.............      35,294         3,981        3,474       42,749                                         42,749
Minority interest.............          --            --          667          667                      (667)(4)               --
                                ----------      --------     --------   ----------   ----------     --------           ----------
  TOTAL LIABILITIES...........  $2,593,913      $197,364     $283,320   $3,074,597   $   40,000     $(21,447)          $3,093,150
STOCKHOLDERS' EQUITY
Preferred stock ($1.00 par
  value)......................  $       --      $     --     $     --   $       --   $       --                        $       --
Common stock ($.33 par
  value)......................       4,976           628          634        6,238        1,238       (1,238)(5)            6,238
Additional paid-in capital....      56,687         3,016        7,574       67,277                                         67,277
Retained earnings.............     166,602        14,776       10,028      191,406           78(6)      (640)(6)          190,844
Net unrealized gain (loss) on
  securities available for
  sale........................      (2,005)           47            2       (1,956)                                        (1,956)
Treasury stock and other......      (5,623)           --           --       (5,623)                                        (5,623)
                                ----------      --------     --------   ----------   ----------     --------           ----------
  TOTAL STOCKHOLDERS'
    EQUITY....................  $  220,637      $ 18,467     $ 18,238   $  257,342   $    1,316     $ (1,878)          $  256,780
                                ----------      --------     --------   ----------   ----------     --------           ----------
  TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY......  $2,814,550      $215,831     $301,558   $3,331,939   $   41,316     $(23,325)          $3,349,930
                                ==========      ========     ========   ==========   ==========     ========           ==========

-------------------------
(1) AMCORE issuance of 1,881,524 common shares in exchange for all the outstanding shares of First National common stock. This transaction is based on an exchange ratio of 7.54 AMCORE shares for each First National share.
(2) AMCORE issuance of 1,902,441 common shares in exchange for all the outstanding shares of Country Bank common stock. This transaction is based on an exchange ratio of 4.3287 AMCORE shares for each Country Bank share.
(3) Includes the historical results of Belleville, acquired on February 6, 1997 in a transaction accounted for as a pooling-of-interests.
(4) The proceeds of the capital securities issue were used to repay in full the parent company long term debt of $13.6 and will be used to repay in full the long term debt at First National of $600,000, repay in full the short term and long term debt, excluding FHLB borrowings, at Country Bank of $6.58 million, purchase certain minority interests in subsidiaries of Country Bank for $1.3 million, and for general corporate purposes.
(5) Reflects intercompany eliminations.
(6) Reflects the impact of pro forma statements of income adjustments.

q
               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                                                                PRO FORMA   AMCORE
                                    AMCORE         FIRST           COUNTRY      COMBINED    CAPITAL    PRO FORMA        PRO FORMA
                                  HISTORICAL   NATIONAL(1)(2)   BANK(1)(2)(3)    AMCORE     TRUST I   ADJUSTMENTS       COMBINED
                                  ----------   --------------   -------------   ---------   -------   -----------       ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans and
  leases........................    $120,497      $13,537          $19,274      $153,308     $3,860     $(3,860)(5)     $153,308
Interest on securities:
  Taxable.......................      57,327        2,277            3,168        62,772                  1,075 (4)       63,847
  Tax-exempt....................      13,697          912              449        15,058                                  15,058
                                    --------      -------          -------      --------     ------     -------         --------
      Total Income from
        Securities..............     $71,024      $ 3,189          $ 3,617      $ 77,830                $ 1,075         $ 78,905
Interest on federal funds sold
  and other short-term
  investments...................     $   768      $   110          $   563      $  1,441                                $  1,441
Interest and fees on mortgage
  loans held for sale...........       2,611           51               29         2,691                                   2,691
Interest on deposit in banks....          34           25               12            71                                      71
                                    --------      -------          -------      --------     ------     -------         --------
      TOTAL INTEREST INCOME.....    $194,934      $16,912          $23,495      $235,341     $3,860     $(2,785)        $236,416
INTEREST EXPENSE
Interest on deposits............     $73,197      $ 8,572          $11,453      $ 93,222                                $ 93,222
Interest on short-term
  borrowings....................      25,680           76              128        25,884                $  (118)(4)       25,766
Interest on long-term
  borrowings....................       9,023          146              635         9,804     $3,740      (1,640)(4)(5)    11,904
Other...........................         493           --               --           493                                     493
                                    --------      -------          -------      --------     ------     -------         --------
      TOTAL INTEREST EXPENSE....    $108,393      $ 8,794          $12,216      $129,403     $3,740     $(1,758)         131,385
                                    --------      -------          -------      --------     ------     -------         --------
      NET INTEREST INCOME.......    $ 86,541      $ 8,118          $11,279      $105,936      $ 120     $(1,027)        $105,031
Provision for loan and lease
  losses........................       5,086          120              221         5,427         --          --            5,427
                                    --------      -------          -------      --------     ------     -------         --------
NET INTEREST INCOME AFTER
  PROVISION FOR LOAN AND LEASE
  LOSSES........................    $ 81,455      $ 7,998          $11,058      $100,511      $ 120     $(1,027)        $ 99,604
OTHER INCOME
Trust income....................    $ 13,602      $   493          $     8      $ 14,103                                $ 14,103
Service charges on deposits.....       6,755          467              360         7,582                                   7,582
Mortgage revenues...............       3,667          204               --         3,871                                   3,871
Insurance revenues..............       2,038           28              161         2,227                                   2,227
Collection fee income...........       2,145           --               --         2,145                                   2,145
Other...........................       8,366          430            1,495        10,291                                  10,291
                                    --------      -------          -------      --------     ------     -------         --------
      TOTAL OTHER INCOME,
        EXCLUDING SECURITY
        GAINS...................    $ 36,573      $ 1,622          $ 2,024      $ 40,219                                $ 40,219
Net security gains..............       1,870           --               --         1,870                                   1,870
OPERATING EXPENSES
Compensation and employee
  benefits expense..............    $ 47,067      $ 3,339          $ 5,141      $ 55,547                                $ 55,547
Net occupancy and equipment
  expense.......................      12,800          762            1,404        14,966                                  14,966
Professional fees...............       2,503          153              582         3,238                                   3,238
Advertising and business
  development...................       2,274          128              162         2,564                                   2,564
Amortization of intangible
  assets........................       2,059           68              152         2,243                $    42 (4)        2,285
Other...........................      17,294        1,161            1,514        20,005                    (84)(4)       19,921
                                    --------      -------          -------      --------     ------     -------         --------
      TOTAL OPERATING
        EXPENSES................    $ 83,997      $ 5,611          $ 8,955      $ 98,563                $   (42)        $ 98,521
                                    --------      -------          -------      --------     ------     -------         --------
INCOME BEFORE INCOME TAXES......    $ 35,901      $ 4,009          $ 4,127      $ 44,037     $  120     $  (985)        $ 43,172
Income taxes....................       9,518        1,227            1,494        12,239         42        (345)          11,936
                                    --------      -------          -------      --------     ------     -------         --------
NET INCOME......................    $ 26,383      $ 2,782          $ 2,633      $ 31,798     $   78     $  (640)        $ 31,236
                                    ========      =======          =======      ========     ======     =======         ========
EARNINGS PER COMMON SHARE.......       $1.86       $11.43            $6.17         $1.77                                   $1.74
                                    ========      =======          =======      ========                                ========

-------------------------
(1) Reflects an increase of First National's and Country Bank's federal marginal rate from 34% to 35% of $35,000 and $43,000, respectively.

(2) Earnings per share is calculated assuming the issuance of 1,881,524 and 1,902,441 shares of AMCORE common stock for First National and Country Bank, respectively.

(3) Includes the historical results of Belleville, acquired on February 6, 1997 in a transaction accounted for as a pooling-of-interests.

(4) The proceeds of the capital securities issue were used to repay in full the parent company long term debt of $13.6 million and will be used to repay in full the long term debt at First National of $600,000, repay in full the short term and long term debt, excluding FHLB borrowings, at Country Bank of $6.58 million, purchase certain minority interests in subsidiaries of Country Bank for $1.3 million, and for general corporate purposes.

(5) Reflects intercompany eliminations.

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

                                                                             FIRST      COUNTRY     PRO FORMA
                                                                 AMCORE     NATIONAL    BANK(1)    ACQUISITIONS
                                                                 ------     --------    -------    ------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans and leases.......................    $109,488    $12,730     $18,439      $140,657
Interest on securities:
  Taxable...................................................     39,530       2,064       2,643        44,237
  Tax-exempt................................................     11,984         896         364        13,244
                                                                --------    -------     -------      --------
         Total Income from Securities                           $51,514     $ 2,960     $ 3,007      $ 57,481
Interest on federal funds sold and other short-term
  investments...............................................        513          30         420           963
Interest and fees on mortgage loans held for sale...........      2,971          29          17         3,017
                                                                --------    -------     -------      --------
         TOTAL INTEREST INCOME..............................    $164,486    $15,749     $21,883      $202,118
INTEREST EXPENSE
Interest on deposits........................................    $68,062     $ 7,864     $10,340      $ 86,266
Interest on short-term borrowings...........................     14,968         174         666        15,808
Interest on long-term borrowings............................      2,050          28         255         2,333
                                                                --------    -------     -------      --------
         TOTAL INTEREST EXPENSE.............................    $85,080     $ 8,066     $11,261      $104,407
                                                                --------    -------     -------      --------
         NET INTEREST INCOME................................    $79,406     $ 7,683     $10,622      $ 97,711
Provision for loan and lease losses.........................      2,692          61         412         3,165
                                                                --------    -------     -------      --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE
  LOSSES....................................................    $76,714     $ 7,622     $10,210      $ 94,546
OTHER INCOME
Trust income................................................    $11,401     $   460     $     7      $ 11,868
Service charges on deposits.................................      6,986         425         693         8,104
Mortgage revenues...........................................      3,584          --          --         3,584
Insurance revenues..........................................      1,015          31         142         1,188
Collection fee income.......................................      1,831          --          --         1,831
Other.......................................................      6,898         402         756         8,056
                                                                --------    -------     -------      --------
         TOTAL OTHER INCOME, EXCLUDING SECURITY GAINS.......    $31,715     $ 1,318     $ 1,598      $ 34,631
Net security gains..........................................      2,298          --          --         2,298
OPERATING EXPENSES
Compensation and employee benefits expense..................    $45,662     $ 3,275     $ 4,477      $ 53,414
Net occupancy and equipment expense.........................     13,297         769       1,178        15,244
Professional fees...........................................      2,733         160         823         3,716
Advertising and business development........................      2,437         132         149         2,718
Amortization of intangible assets...........................      2,331          45         240         2,616
Insurance expense...........................................      2,765         246          47         3,058
Impairment of long-lived assets.............................      3,269          --          --         3,269
Other.......................................................     14,946         931       1,332        17,209
                                                                --------    -------     -------      --------
         TOTAL OPERATING EXPENSES...........................    $87,440     $ 5,558     $ 8,246      $101,244
                                                                --------    -------     -------      --------
INCOME BEFORE INCOME TAXES..................................    $23,287     $ 3,382     $ 3,562      $ 30,231
Income taxes................................................      5,016         964       1,291         7,271(2)
                                                                --------    -------     -------      --------
NET INCOME..................................................    $18,271     $ 2,418     $ 2,271      $ 22,960
                                                                ========    =======     =======      ========
EARNINGS PER COMMON SHARE...................................      $1.30                                 $1.28(3)
                                                                ========                             ========

-------------------------
(1) Includes the historical results of Belleville, acquired on February 6, 1997 in a transaction accounted for as a pooling-of-interests.
(2) Reflects an increase of First National's and Country Bank's federal marginal rate from 34% to 35% of $28,000 and $37,000, respectively.
(3) Earnings per share is calculated assuming the issuance of 1,880,574 and 1,902,441 shares of AMCORE common stock, respectively.

               PRO FORMA CONDENSED COMBINING STATEMENTS OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)

                                                                             FIRST      COUNTRY     PRO FORMA
                                                                 AMCORE     NATIONAL    BANK(1)    ACQUISITIONS
                                                                 ------     --------    -------    ------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
Interest and fees on loans and leases.......................    $90,719     $10,837     $16,052      $117,608
Interest on securities:
  Taxable...................................................     32,030       2,030       2,612        36,672
  Tax-exempt................................................     12,552         863         485        13,900
                                                                --------    -------     -------      --------
         Total Income from Securities                           $44,582     $ 2,893     $ 3,097      $ 50,572
Interest on federal funds sold and other short-term
  investments...............................................        761          20         145           926
Interest and fees on mortgage loans held for sale...........      2,893          27          55         2,975
                                                                --------    -------     -------      --------
         TOTAL INTEREST INCOME..............................    $138,955    $13,777     $19,349      $172,081
INTEREST EXPENSE
Interest on deposits........................................    $53,202     $ 6,044     $ 8,510      $ 67,756
Interest on short-term borrowings...........................      5,935         126         637         6,698
Interest on long-term borrowings............................      2,058          47         149         2,254
                                                                --------    -------     -------      --------
         TOTAL INTEREST EXPENSE.............................    $61,195     $ 6,217     $ 9,296      $ 76,708
                                                                --------    -------     -------      --------
         NET INTEREST INCOME................................    $77,760     $ 7,560     $10,053        95,373
Provision for loan and lease losses.........................        628          --       1,134         1,762
                                                                --------    -------     -------      --------
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE
  LOSSES....................................................    $77,132     $ 7,560     $ 8,919      $ 93,611
OTHER INCOME
Trust income................................................    $10,910     $   612     $     5      $ 11,527
Service charges on deposits.................................      6,742         364         600         7,706
Mortgage revenues...........................................      3,687          --          --         3,687
Insurance revenues..........................................        845          26         142         1,013
Collection fee income.......................................      1,700          --          --         1,700
Other.......................................................      6,242         378         928         7,548
                                                                --------    -------     -------      --------
         TOTAL OTHER INCOME, EXCLUDING SECURITY GAINS.......    $30,126     $ 1,380     $ 1,675      $ 33,181
Net security gains..........................................        908          --          --           908
OPERATING EXPENSES
Compensation and employee benefits expense..................    $41,385     $ 3,372     $ 4,066      $ 48,823
Net occupancy and equipment expense.........................     11,015         828       1,100        12,943
Professional fees...........................................      3,370         161       1,046         4,577
Advertising and business development........................      2,377         128         156         2,661
Amortization of intangible assets...........................      2,585          45         301         2,931
Insurance expense...........................................      4,528         393          54         4,975
Other.......................................................     13,430         966       1,341        15,737
                                                                --------    -------     -------      --------
         TOTAL OPERATING EXPENSES...........................    $78,690     $ 5,893     $ 8,064      $ 92,647
                                                                --------    -------     -------      --------
INCOME BEFORE INCOME TAXES..................................    $29,476     $ 3,047     $ 2,530      $ 35,053
Income taxes................................................      7,675         849         844         9,368(2)
                                                                --------    -------     -------      --------
NET INCOME..................................................    $21,801     $ 2,198     $ 1,686      $ 25,685
                                                                ========    =======     =======      ========
EARNINGS PER COMMON SHARE...................................      $1.55                                 $1.44(3)
                                                                ========                             ========

-------------------------
(1) Includes the historical results of Belleville, acquired on February 6, 1997 in a transaction accounted for as a pooling-of-interests.

(2) Reflects an increase of First National's and Country Bank's federal marginal rate from 34% to 35% of $24,000 for both companies.

(3) Earnings per share is calculated assuming the issuance of 1,880,574 and 1,902,441 shares of AMCORE common stock, respectively.

                                USE OF PROCEEDS

     Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

     The proceeds to the Trust (without giving effect to expenses of the offering payable by the Corporation) from the offering of the Old Capital Securities was $40,000,000. All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. The net proceeds from the sale of the Old Junior Subordinated Debentures are being used as follows: (i) $13.6 million to repay in full the Term Loan (as defined below); (ii) $.6 million to repay in full the long-term borrowings of First National (with an interest rate of 8.250% per annum at December 31, 1996 and a maturity date of June 1, 1997); (iii) $6.58 million to repay in full the long-term borrowings of Country Bank (with a weighted average interest rate of 7.895% per annum at December 31, 1996 and maturity dates ranging from demand to April 2, 1999); (iv) $1.3 million to purchase certain minority interests in subsidiaries of Country Bank; and (v) the balance to fund working capital and other general corporate purposes. At December 31, 1996, the interest rate on the Corporation's term loan (the "Term Loan") was 7.125% per annum. The Term Loan requires semi-annual principal payments through the November 10, 2000 maturity date.

     Pending such application by the Corporation, such net proceeds may be temporarily invested in short-term interest-bearing securities. The New Capital Securities are expected to be eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES

     The following table sets forth the ratios of earnings to combined fixed charges of the Corporation on a consolidated basis for the respective periods indicated.

                                                                 YEARS ENDED DECEMBER 31,
                                                           -------------------------------------
                                                           1996    1995    1994    1993    1992
                                                           ----    ----    ----    ----    ----
Ratios of earnings to combined fixed charges:
  Excluding interest on deposits.........................  2.02x   2.33x   4.52x   6.05x   7.09x
  Including interest on deposits.........................  1.33x   1.27x   1.48x   1.48x   1.42x

     The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges, excluding interest on deposits, consists of interest on indebtedness and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of both the foregoing items plus interest on deposits.

                                 CAPITALIZATION

     The following sets forth (i) the actual capitalization of the Corporation at December 31, 1996; (ii) the Corporation's pro forma combined capitalization as of December 31, 1996 as if the acquisitions of First National and Country Bank had occurred as of December 31, 1996; and (iii) on a pro forma basis as adjusted to give effect to the issuance of the Old Securities and the application of the proceeds therefrom. See "Use of Proceeds." The table should be read in conjunction with the Corporation's consolidated financial statements and notes thereto included in the documents incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

                                                                       DECEMBER 31, 1996
                                                            ----------------------------------------
                                                                          PRO FORMA       PRO FORMA
                                                             ACTUAL    ACQUISITIONS(1)   AS ADJUSTED
                                                             ------    ---------------   -----------
                                                                     (DOLLARS IN THOUSANDS)
LONG-TERM BORROWINGS
  Federal Home Loan Bank borrowings.......................  $108,250      $111,514        $111,514
  Term loan...............................................    13,600        13,600              --
  Other...................................................     2,245         6,498           2,245
  Total long-term borrowings..............................  $124,095      $131,612        $113,759
  Corporation-obligated mandatorily redeemable capital
     securities of subsidiary trust holding solely junior
     subordinated debentures of the Corporation(2)........        --            --          40,000
STOCKHOLDERS' EQUITY
  Preferred stock ($1.00 par value): 10,000,000 shares
     authorized, no shares issued, actual, pro forma
     acquisitions and pro forma as adjusted...............  $     --            --        $     --
  Common stock ($.33 par value): 30,000,000 shares
     authorized, 14,926,695 issued, 14,224,578
     outstanding, actual; 18,709,710 issued, 18,007,593
     outstanding, pro forma acquisitions and pro forma as
     adjusted.............................................     4,976         6,238           6,238
  Additional paid-in capital..............................    56,687        67,277          67,277
  Retained earnings.......................................   166,602       191,406         190,844
  Treasury stock and other................................    (5,623)       (5,623)         (5,623)
  Net unrealized gain (loss) on securities available for
     sale.................................................    (2,005)       (1,956)         (1,956)
                                                            --------      --------        --------
Total stockholders' equity................................  $220,637      $257,342        $256,780
                                                            --------      --------        --------
       Total capitalization...............................  $344,732      $388,954        $410,539
                                                            ========      ========        ========

-------------------------
(1) Includes the historical results of Belleville, acquired on February 6, 1997 in a transaction accounted for as a pooling-of-interests.

(2) Reflects the Old Capital Securities. The Trust is a subsidiary of the Corporation and holds the Old Junior Subordinated Debentures as its sole asset.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated financial data below should be read in connection with the financial information included in the Corporation's 1996 Annual Report on Form 10-K. See "Available Information," "Incorporation of Certain Documents by Reference," "AMCORE Financial, Inc." and "Recent Developments."

                                                                        YEARS ENDED DECEMBER 31,
                                                     --------------------------------------------------------------
                                                        1996         1995         1994         1993         1992
                                                     ----------   ----------   ----------   ----------   ----------
                                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME:
Interest income....................................  $  194,934   $  164,486   $  138,955   $  137,184   $  136,345
Interest expense...................................     108,393       85,080       61,195       59,628       62,946
Net interest income................................      86,541       79,406       77,760       77,556       73,399
Provision for loan losses..........................       5,086        2,692          628        2,124        5,547
Non-interest income................................      38,443       34,013       31,034       29,605       25,695
Operating expense..................................      83,997       87,440       78,690       76,136       67,132
Income before income taxes.........................      35,901       23,287       29,476       28,901       26,415
Net income.........................................  $   26,383   $   18,271   $   21,801   $   21,440   $   18,556
PER COMMON SHARE:
Net income.........................................  $     1.86   $     1.30   $     1.55   $     1.53   $     1.36
Cash dividends.....................................        0.64         0.58         0.55         0.41         0.35
Book value.........................................       15.47        14.81        13.26        12.68        11.59
Dividend payout ratio..............................        34.5%        44.6%        35.4%        26.9%        25.6%
Average common shares outstanding (in thousands)...      14,214       14,083       14,023       13,972       13,659
BALANCE SHEET -- AVERAGE BALANCES:
Total assets.......................................  $2,682,591   $2,245,895   $2,062,597   $1,977,407   $1,754,653
Loans and leases, net of unearned income...........   1,369,030    1,228,175    1,088,206    1,000,759      927,354
Securities.........................................   1,109,159      812,174      764,758      728,754      607,023
Deposits...........................................   1,828,920    1,764,427    1,706,175    1,665,807    1,501,006
Long-term borrowings...............................     150,099       29,458       27,598       33,724       16,384
Stockholders' equity...............................     207,617      194,546      183,171      168,739      151,469
SELECTED FINANCIAL RATIOS:
Return on average assets...........................        0.98%        0.81%(1)     1.06%        1.08%        1.06%
Return on average equity...........................       12.71         9.39(1)      11.90       12.71        12.25
Net interest margin................................        3.75         4.17         4.51         4.62         4.78
Average equity to average assets...................        7.74         8.66         8.88         8.53         8.63
Net charge-offs to average loans and leases
  outstanding annualized...........................        0.23         0.24         0.17         0.17         0.32
Allowance for loan losses to total loans and leases
  outstanding......................................        1.03         1.02         1.14         1.40         1.41
Allowance for loan losses to nonperforming loans
  and leases.......................................      152.41       101.07       103.66       111.27       135.14
Nonperforming loans to net loans...................        0.68         1.00         1.10         1.26         1.05
BALANCE SHEET INFORMATION:
Total assets.......................................  $2,814,550   $2,418,532   $2,151,983   $1,987,267   $1,958,475
Loans and leases, net of unearned income...........   1,456,217    1,285,961    1,161,870    1,035,841      996,277
Securities.........................................   1,148,719      908,669      784,457      722,837      727,542
Deposits...........................................   1,890,016    1,777,705    1,707,559    1,643,683    1,649,767
Long-term borrowings...............................     124,095      107,803       26,487       31,975       32,442
Stockholder's equity...............................     220,637      209,862      186,159      177,615      160,296
RATIO OF EARNINGS TO FIXED CHARGES:(2)
Excluding interest on deposits.....................        2.02         2.33         4.52         6.05         7.09
Including interest on deposits.....................        1.33         1.27         1.48         1.48         1.42

-------------------------
(1) The 1995 ratios excluding the impact of the $3.5 million, or $.25 per share, after-tax impairment and merger-related charges; for 12 month period return on average assets 0.97%; return on average equity 11.17%.

(2) The ratio of earnings to fixed charges has been computed by dividing earnings before income taxes and fixed charges by fixed charges. Fixed charges, excluding interest on deposits, consists of interest on indebtedness and one-third of rental expense (which is deemed representative of the interest factor). Fixed charges, including interest on deposits, consist of both the foregoing items plus interest on deposits.

                                   THE TRUST

     The Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, dated as of March 11, 1997, executed by the Corporation, as Sponsor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee and the Administrative Trustee named therein (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on March 11, 1997. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities are owned directly by the Corporation. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an event of default under the Declaration ("Event of Default") resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payments in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of New Securities -- Description of New Capital Securities -- Subordination of Common Securities." The Corporation has acquired Common Securities in a Liquidation Amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by trustees (the "Issuer Trustees") appointed by the Corporation as holder of the Common Securities. The Issuer Trustees are The First National Bank of Chicago as the Property Trustee (the "Property Trustee"), First Chicago Delaware Inc., as the Delaware Trustee (the "Delaware Trustee"), and three individual trustees (the "Administrative Trustees"), who are officers or employees of, or affiliated with, the Corporation. The First National Bank of Chicago, as Property Trustee, acts as sole indenture trustee under the Declaration. The First National Bank of Chicago also acts as indenture trustee under the Guarantee and the Indenture. See "Description of New Securities -- Description of New Guarantee" and "-- Description of New Junior Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. The Corporation, as issuer of the Junior Subordinated Debentures, will pay directly all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering and exchange of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o AMCORE Financial, Inc., 501 Seventh Street, Rockford, Illinois 61104. Attention: John R. Hecht.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     In connection with the sale of the Old Capital Securities, the Corporation and the Trust entered into the Registration Rights Agreement with the Initial Purchaser, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by August 22, 1997 and declared effective by September 21, 1997, the Distribution rate borne by the Old Capital Securities commencing on September 22, 1997 will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Capital Securities."

     The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

     Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Old Capital Securities by book-entry transfer at DTC.

     Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and the Old Junior Subordinated Debentures, in an amount corresponding to the Old Capital Securities accepted for exchange, for a like aggregate principal amount of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE OFFER

     The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $40,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $40,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

     The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus, $40,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

     Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of Old Securities."

     If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

     NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS OWN FINANCIAL POSITION AND REQUIREMENTS.

     The term "Expiration Date" means 5:00 p.m., New York City time, on
                         , 1997 unless the Exchange Offer is extended by the
Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

     The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange,
(ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Old Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

     Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES


     Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date.



     Subject to the conditions set forth under "-- Conditions to the Exchange Offer," delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) certificates for Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC, including an Agent's Message if the tendering holder does not deliver a Letter of Transmittal, (ii) a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, and (iii) any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when certificates for Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.



     The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC. See "-- Procedures for Tendering Old Capital Securities -- Book-Entry Transfer." The term "Agent's Message" means a message transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce such Letter of Transmittal against such participant.


     Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Old Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."


     Pursuant to the Letter of Transmittal, or the Agent's Message, as the case may be, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal or pursuant to the Agent's Message that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.


PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES


Valid Tender



     Except as set forth below, in order for Old Capital Securities to be validly tendered by book-entry transfer, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and in either case any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date and either (i) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below or (ii) the guaranteed delivery procedures set forth below must be complied with.



     Except as set forth below, in order for Old Capital Securities to be validly tendered by a means other than by book-entry transfer, a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, must be delivered to the Exchange Agent by mail, facsimile, hand delivery or overnight carrier at one of the Exchange Agent's addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date and either (i) such Old

Capital Securities must be delivered to the Exchange Agent on or prior to the Expiration Date or (ii) guaranteed delivery procedures set forth below must be complied with.


     If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.


Book-Entry Transfer



     The Exchange Agent and DTC have confirmed that any Participant (as defined in "Description of New Capital Securities-Form, Denomination, Book-Entry Procedures and Transfer") in DTC's book-entry transfer facility system may utilize DTC's ATOP procedures to tender Old Capital Securities. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any Participant may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a completed and signed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal must in any case be delivered to and received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.


     DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.


Signature Guarantees


     Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.


Guaranteed Delivery


     If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

     (a) such tenders are made by or through an Eligible Institution;

     (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date; and

     (c) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

     The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

     Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

     The Trust's acceptance for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.


DETERMINATION OF VALIDITY


     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "-- Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

     The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

     If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

     A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

     The Trust is making the Exchange Offer for the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act,
(a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust,
(ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90-days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "-- Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Corporation or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable), it shall extend the 90-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of New Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the New Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

     Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

     In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON NEW CAPITAL SECURITIES

     Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive Distributions on such Old Capital Securities and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after March 25, 1997. Accordingly, holders of New Capital Securities as of the record date for the payment of Distributions on June 15, 1997 will be entitled to receive Distributions accumulated from and after March 25, 1997.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

     (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

     (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

     (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

     The First National Bank of Chicago has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

      By Registered or Certified Mail:                By Hand or Overnight Delivery:
     The First National Bank of Chicago             The First National Bank of Chicago
 c/o First Chicago Trust Company of New York    c/o First Chicago Trust Company of New York
               14 Wall Street                                 14 Wall Street
             8th Floor, Window 2                            8th Floor, Window 2
          New York, New York 10005                       New York, New York 10005

                             Confirm By Telephone:
                                 (212) 240-8801

                            Facsimile Transmissions:
                          (ELIGIBLE INSTITUTIONS ONLY)
                                 (212) 240-8938

     Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

     The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

     Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                         DESCRIPTION OF NEW SECURITIES

DESCRIPTION OF NEW CAPITAL SECURITIES

     Pursuant to the terms of the Declaration, the Trust has issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred beneficial interests in the Trust and the holders of the New Capital Securities and the Old Capital Securities will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-- Subordination of Common Securities" below. The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Declaration and those terms made a part of the Declaration by the Trust Indenture Act. Certain capitalized terms used herein are defined in the Declaration.

     General. The Capital Securities (including the Old Capital Securities and the New Capital Securities) are limited to $40,000,000 aggregate Liquidation Amount at any one time outstanding. The New Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Old Capital Securities and the Common Securities except as described under "-- Subordination of Common Securities." Legal title to the New Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the New Capital Securities and the Common Securities. The New Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the New Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "--Description of New Guarantee."

     Distributions. Distributions on the New Capital Securities will be cumulative, will accumulate from March 25, 1997 and will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997, at the annual rate of 9.35% of the Liquidation Amount to the holders of the New Capital Securities on the relevant record dates. The record dates will be the 15th day of the month immediately preceding the month in which the relevant Distribution Date (as defined herein) falls. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the New Capital Securities is not a Business Day (as defined herein), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York, or Chicago, Illinois are authorized or required by law or executive order to close.

     So long as no Debenture Event of Default shall have occurred and be continuing, the Corporation will have the right under the Indenture to elect to defer the payment of interest on the New Junior Subordinated Debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon any such election, semiannual Distributions on the New Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the New Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.35% thereof, compounded semiannually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the New Junior Subordinated Debentures. The term "Distributions," as used herein, shall include any such additional Distributions.

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semiannual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the New Capital Securities would have been payable except for the election to begin or extend such Extension Period and
(ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "-- Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (d) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (e) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans and (f) purchases of Common Stock in connection with the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of Common Stock), (ii) make any payment of principal or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the New Junior Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the New Junior Subordinated Debentures.

     Although the Corporation may in the future exercise its option to defer payments of interest on the New Junior Subordinated Debentures, the Corporation has no such current intention.

     The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the New Junior Subordinated Debentures. See "-- Description of New Junior Subordinated Debentures -- General." If the Corporation does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the New Capital Securities. The payment of Distributions on the New Capital Securities (if and to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Corporation on a limited basis as set forth herein under "-- Description of New Guarantee."

     Redemption. Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to
(i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of, and accrued and unpaid interest on, the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures before the Initial Optional Prepayment Date upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the

Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures on or after the Initial Optional Prepayment Date, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "-- Description of New Junior Subordinated Debentures -- Optional Prepayment" and "-- Special Event Prepayment."

     "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

     The Corporation will have the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time before the Initial Optional Prepayment Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of prior approval by the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve. See "-- Description of New Junior Subordinated Debentures -- Optional Prepayment" and "-- Special Event Prepayment."

     Liquidation of the Trust and Distribution of Junior Subordinated Debentures. The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) the prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve.

     The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation;
(ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor); (iii) redemption of all of the Trust Securities as described under "-- Redemption"; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

     If a termination occurs as described in clause (i), (ii), (iv), or (v) of the preceding paragraph, the Trust shall be liquidated by the Administrative Trustees as expeditiously as the Administrative Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "-- Subordination of Common Securities" below.

     After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee will receive, in respect of each registered global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing

Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

     There can be no assurance as to the market prices for the New Capital Securities or the New Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the New Capital Securities, or the Junior Subordinated Debentures that an investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the New Capital Securities.

REDEMPTION PROCEDURES

     If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also
"-- Subordination of Common Securities."

     If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the Capital Securities held by DTC or its nominees, the Property Trustee will pay or cause the Paying Agent to pay the Redemption Price to DTC. See "-- Form, Denomination, Book-Entry Procedures and Transfer" below. With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See
"-- Payment and Paying Agency." Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the Capital Securities called for redemption, then upon the date of such deposit all rights of the holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such next succeeding Business Day falls in the next calendar year, such payment shall be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Guarantee as described under "-- Description of New Guarantee," (i) distributions on Capital Securities called for redemption will accumulate at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

     Subject to applicable law (including, without limitation, United States federal securities law and the regulations of the Federal Reserve), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Redemption Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date, Distributions will cease to accrue on the Trust Securities called for redemption.

     Subordination of Common Securities. Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

     In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

     Events of Default; Notice. The occurrence of a Debenture Event of Default (see "-- Description of New Junior Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

     Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

     If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "-- Subordination of Common Securities."

     Removal of Issuer Trustees. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor Trustee in accordance with the provisions of the Declaration.

     Merger or Consolidation of Issuer Trustees. Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

     Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any, (iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) or, if the Junior Subordinated Debentures are so rated, the Junior Subordinated Debentures, to be downgraded by any such nationally recognized statistical rating organization,
(v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

     Voting Rights; Amendment of the Declaration. Except as provided below and under "-- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" and "-- Description of New Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

     The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel experienced in such matters to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date; it being understood that the New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

     So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

     Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

     No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

     Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Form, Denomination, Book-Entry Procedures and Transfer. The New Capital Securities may be represented by one or more Capital Securities in registered, global form (collectively, the "Global New Capital Securities" and, together with the Old Capital Securities in registered, global form, the "Global Capital Securities"). The Global New Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below.

     DTC has advised the Trust and the Corporation that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchaser), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants with portions of the Liquidation Amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

     Except as described below, owners of beneficial interests in the Global Capital Securities will not have Capital Securities registered in their name, will not receive physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof under the Declaration for any purpose.

     Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Global Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Global Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Global Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Secondary market trading activity in interests in the Global Capital Securities will settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

     DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

     The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

     A Global New Capital Security is exchangeable for New Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global New Capital Security and the Trust thereupon fails to appoint a successor Depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Corporation in its sole discretion elects to cause the issuance of the New Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global New Capital Security may be exchanged for certificated New Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated New Capital Securities delivered in exchange for any Global New Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures), unless the Property Trustee determines otherwise in compliance with applicable law.

     Payment and Paying Agency. Payments in respect of the New Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the New Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

     Registrar and Transfer Agent. The Property Trustee will act as registrar and transfer agent for the New Capital Securities.

     Registration of transfers of the New Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of any New Capital Securities after they have been called for redemption.

     Information Concerning the Property Trustee. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

     The Corporation or its affiliates may maintain certain accounts and other banking relationships with the Property Trustee and its affiliates in the ordinary course of business.

     Miscellaneous. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

     Holders of the Trust Securities have no preemptive or similar rights.

     The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

     The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and, where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

     General. Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by the Corporation for the Common Securities, in Old Junior Subordinated Debentures issued by the Corporation.

     The New Junior Subordinated Debentures will bear interest at the annual rate of 9.35% of the principal amount thereof, payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 1997, to the person in whose name each New Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month immediately preceding the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each New Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the New Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.35% thereof, compounded semi-annually. The term "interest," as used herein, shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

     The New Junior Subordinated Debentures will be issued in denominations of $1,000 and integral multiples thereof. The New Junior Subordinated Debentures will mature on June 15, 2027 (the "Stated Maturity Date").

     The New Junior Subordinated Debentures will rank pari passu with the Old Junior Subordinated Debentures and with all Other Debentures and will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness to the extent and in the manner set forth in the Indenture. See "-- Subordination." The Corporation is a holding company and almost all of the operating assets of the Corporation and its consolidated subsidiaries are owned by such subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations. The Corporation is a legal entity separate and distinct from its subsidiaries. The principal sources of the Corporation's income are dividends, interest and fees from its subsidiaries. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the Banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of New Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the New Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness. See "-- Subordination" below.

     Form, Registration and Transfer. If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, the New Junior Subordinated Debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. The depositary arrangements for such New Junior Subordinated Debentures are expected to be substantially similar to those in effect for the New Capital Securities. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "-- Description of New Capital Securities -- Form, Denomination, Book-Entry Procedures and Transfer."

     Payment and Paying Agents. Payment of principal of and premium, if any, and interest on New Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made, except in the case of New Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for New Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any New Junior Subordinated Debenture will be made to the Person in whose name such New Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, the Corporation will at all times be required to maintain a Paying Agent in each place of payment for the New Junior Subordinated Debentures.

     Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of and premium, if any, or interest on any New Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such New Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

     Option to Extend Interest Payment Date. So long as no Debenture Event of Default has occurred and is continuing, the Corporation will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semiannual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon accrued at the annual rate of 9.35%, compounded semiannually, to the extent permitted by applicable law ("Compounded Interest")). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations -- Interest Income and Original Issue Discount."

     During any such Extension Period, the Corporation may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation,
(b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (d) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (e) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans and (f) purchases of Common Stock in connection with the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of Common Stock), or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures.

     Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semiannual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

     Optional Prepayment. The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation, on or after March 1, 2007 (the "Initial Optional Prepayment Date"), subject to the Corporation having received prior approval of the Federal Reserve, if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued and unpaid interest thereon to the date of prepayment if redeemed during the 12-month period beginning March 1 of the years indicated below:

                           YEAR                               PERCENTAGE
                           ----                               ----------
2007......................................................    104.6750
2008......................................................    104.2075
2009......................................................    103.7400
2010......................................................    103.2725
2011......................................................    102.8050
2012......................................................    102.3375
2013......................................................    101.8700
2014......................................................    101.4025
2015......................................................    100.9350
2016......................................................    100.4675
2017 and thereafter.......................................    100.0000

     Special Event Prepayment. If a Special Event shall occur and be continuing, the Corporation may, at any time prior to the Initial Optional Prepayment Date, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of (i) 100% of the principal amount of such Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such Junior Subordinated Debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in either case, accrued and unpaid interest thereon to the date of prepayment.

     A "Special Event" means a Tax Event or a Regulatory Capital Event (as defined below), as the case may be.

     A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after March 25, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     A "Regulatory Capital Event" means that the Corporation shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after March 25, 1997, the Capital Securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier 1 Capital (or its then equivalent); provided, however, that a Regulatory Capital Event shall not occur by reason of the use of the proceeds of the Junior Subordinated Debentures by the Corporation contemplated herein, and the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Corporation shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event.

     "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which established yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date (if no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date plus, in either case (A) 1.35% if such prepayment date occurs on or prior to March 1, 1998 and (B) .50% in all other cases.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate pursuant to clause (ii) of the definition thereof shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means a nationally recognized U.S. Government securities dealer in New York City selected by the Corporation.

     "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of five Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

     "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

     Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

     If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

     Certain Covenants of the Corporation. The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, (d) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (e) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans and (f) purchases of Common Stock in connection with the satisfaction by the Guarantor of its obligations pursuant to any contract or security requiring the Guarantor to purchase shares of Common Stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments (other than payments under the Guarantee) with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures if at such time (1) an Event of Default shall have occurred and be continuing, (2) there shall have occurred any event of which the Corporation has actual knowledge that (x) is, or with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default and (y) in respect of which the Corporation shall not have taken reasonable steps to cure, (3) if such Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee or (4) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced and be continuing.

     The Corporation will also covenant, for so long as the Trust Securities remain outstanding, (i) to maintain 100 percent ownership of the Common Securities; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) to use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and
(iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

     Debenture Events of Default. The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

          (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

     The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal of, or premium, if any, on or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

     The Indenture requires the annual filing by the Corporation with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

     The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

     Enforcement of Certain Rights by Holders of New Capital Securities. If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the New Junior Subordinated Debentures on the due date, a holder of New Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of New Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of or premium, if any, or interest on the New Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such New Capital Securities with respect to payments on the New Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

     The holders of the New Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the New Junior Subordinated Debentures. See "-- Description of New Capital Securities -- Events of Default; Notice."

     Consolidation, Merger, Sale of Assets and Other Transactions. The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless: (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

     Modification of the Indenture. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures). The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.

     Satisfaction and Discharge. The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

     Subordination. In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, all Senior Indebtedness must be paid in full before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

     In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

     No payments on account of principal or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     "Indebtedness for Money Borrowed" shall mean (i) any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments and any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business and
(ii) all indebtedness of the Corporation for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred. For purposes of this definition "claim" shall have the meaning assigned in Section 101(5) of the Bankruptcy Code of 1978, as amended and in effect on the date of the execution of the Indenture.

     "Indebtedness Ranking on Parity with the Junior Subordinated Debentures" shall mean (i) Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, or a trustee of such trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with or junior in right of payment to the Guarantee.

     "Indebtedness Ranking Junior to the Junior Subordinated Debentures" shall mean any Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, to the extent such indebtedness specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness for Money Borrowed, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, as the case may be.

     The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The Banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the New Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. Holders of New Junior Subordinated Debentures should look only to the assets of the Corporation for payments of interest and principal and premium, if any.

     The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

GOVERNING LAW

     The Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Corporation or its affiliates may maintain certain accounts and other banking relationships with the Debenture Trustee and its affiliates in the ordinary course of business.

DESCRIPTION OF NEW GUARANTEE

     The Old Guarantee was executed and delivered by the Corporation concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Old Capital Securities. Promptly after the Expiration Date, the New Guarantee will be issued by the Corporation for the benefit of the holders from time to time of the New Capital Securities. The New Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the New Capital Securities.

     General. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the New Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the New Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on New Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the applicable Redemption Price with respect to any New Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the New Junior Subordinated Debentures are distributed to holders of the New Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of New Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the New Capital Securities or by causing the Trust to pay such amounts to such holders.

     The New Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "-- Status." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the New Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "-- Description of New Junior Subordinated Debentures -- General." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture, any other indenture that the Corporation may enter into in the future or otherwise.

     The Corporation will, through the New Guarantee, the Declaration, the New Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

     Status. The New Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior indebtedness in the same manner as the New Junior Subordinated Debentures.

     The New Guarantee will rank pari passu with the Junior Subordinated Debentures and with the Old Guarantee and with all Other Guarantees (if any) issued by the Corporation with respect to capital securities (if any) issued by Other Trusts. The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The New Guarantee will be held for the benefit of the holders of the New Capital Securities. The New Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the New Capital Securities of the New Junior Subordinated Debentures. The New Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

     Events of Default. An event of default under the New Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the New Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

     Any holder of the New Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

     The Corporation, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

     Amendments and Assignment. Except with respect to any changes that do not materially adversely affect the rights of holders of the New Capital Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding New Capital Securities. The manner of obtaining any such approval will be as set forth under "-- Description of New Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the New Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the New Capital Securities then outstanding.

     Termination. The New Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the New Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of the New Junior Subordinated Debentures to the holders of the New Capital Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the New Capital Securities must restore payment of any sums paid under the New Capital Securities or the New Guarantee.

     Information Concerning the Guarantee Trustee, The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the New Guarantee, will undertake to perform only such duties as are specifically set forth in the New Guarantee and, in case a default with respect to the New Guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of New Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Corporation or its affiliates may maintain certain accounts and other banking relationships with the Guarantee Trustee and its affiliates in the ordinary course of business.

     Governing Law. The New Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

                         DESCRIPTION OF OLD SECURITIES

     The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the New Capital Securities will not contain the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to Old Capital Securities, (iii) the New Capital Securities will not provide for any increase in the Distribution rate thereon, (iv) the New Junior Subordinated Debentures will not contain the $100,000 minimum principal amount transfer restriction and (v) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by August 22, 1997 and been declared effective by September 21, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective by November 3, 1997, then interest will accrue (in addition to the stated interest rate on the Old Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Old Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Old Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Old Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of New Securities."

             RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES, THE NEW
              JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of New Securities -- Description of New Guarantee." Taken together, the Corporation's obligations under the New Junior Subordinated Debentures, the Indenture, the Declaration and the New Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the New Capital Securities. If and to the extent that the Corporation does not make the required payments on the New Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the New Capital Securities. The New Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of New Capital Securities is to institute a Direct Action. The obligations of the Corporation under the New Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the New Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the New Capital Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the New Capital Securities; (iii) the Corporation shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT OF RIGHTS OF HOLDERS OF CAPITAL SECURITIES

     A holder of any New Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

     A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on New Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

     The New Capital Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the exclusive purposes of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON TERMINATION

     Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of New Securities -- Description of New Capital Securities -- Liquidation of the Trust and Distribution of New Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation will be the guarantor under the New Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the federal income tax consequences to a person that acquires Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax regardless of source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have the authority to control all substantial decisions of the trust (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Capital Securities, nor does it address the tax consequences to (a) persons that are not United States Persons, (b) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (c) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (d) persons whose functional currency is not the United States dollar or (e) persons that do not hold Capital Securities as capital assets.

     The statements of law or legal conclusions set forth in this summary constitute the opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois), special counsel to the Corporation and the Trust. An opinion of counsel is not, however, binding on the Internal Revenue Service ("IRS") or any court. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, IRS rulings and pronouncements and judicial decisions as of the date hereof, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below. No rulings have been or will be sought from the IRS regarding any matter discussed below.

     PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     The Corporation intends to treat the Junior Subordinated Debentures as indebtedness of the Corporation for United States federal income tax purposes. The following discussion assumes that the Junior Subordinated Debentures will be so classified as indebtedness.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the Capital Securities, Skadden, Arps, Slate, Meagher & Flom (Illinois) has rendered its opinion to the effect that, under then current law and assuming full compliance with the terms of the Declaration and the Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each holder of Capital Securities will be treated as owning an undivided interest in the Junior Subordinated Debentures held by the Trust and each holder will be required to include in its gross income its pro rata share of interest income (and original issue discount income, if any) in respect of the Junior Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     United States Persons (including cash basis United States Persons) that hold debt instruments issued with OID must generally include such OID in income as it accrues on a constant yield method even if there is not a corresponding receipt of cash attributable to such income. A debt instrument such as a Junior Subordinated Debenture will generally be treated as issued with OID if the stated interest on the instrument does not constitute "qualified stated interest." Qualified stated interest is generally any one of a series of stated interest payments on an instrument that are unconditionally payable at least annually at a single fixed rate. In determining whether stated interest on an instrument is unconditionally payable and thus constitutes qualified stated interest, remote contingencies as to the timely payment of stated interest are ignored. In the case of the Junior Subordinated Debentures, the Corporation has concluded that the likelihood of its exercising its option to defer payments of interest is remote because the exercise of such option would prevent the Corporation from declaring dividends on any class of its stock. Accordingly, the Corporation intends to treat the Junior Subordinated Debentures as having been issued without OID and, therefore, United States Persons holding Capital Securities will accrue interest income under their particular methods of accounting (e.g., cash or accrual) rather than accruing OID on a constant yield method.

     If the option to defer any payment of interest was determined not to be "remote" or if the Corporation exercised such option, the Junior Subordinated Debentures would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be, and all stated interest on the Junior Subordinated Debentures would thereafter be treated as OID as long as the Junior Subordinated Debentures remained outstanding. In such event, all of a United States Person's taxable interest income in respect of the Junior Subordinated Debentures would constitute OID that would have to be included in income on a constant yield method before the receipt of the cash attributable to such income, regardless of such person's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Capital Securities would be required to include such OID in gross income even though the Corporation would not make any actual cash payments during an Extension Period.

     The above conclusions are based on recently promulgated Treasury Regulations, which have not been interpreted by any court decisions or addressed in any ruling or other pronouncements of the IRS, and it is possible that the IRS could take a position contrary to the conclusions herein.

     Corporate holders of the Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Capital Securities.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL SECURITIES

     Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of Capital Securities -- Liquidation of Trust and Distribution of Junior Subordinated

Debentures" will be non-taxable and will result in the holder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal, respectively, to the holding period and aggregate tax basis such holder has in its Capital Securities before such distribution. A holder will accrue interest in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "-- Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF CAPITAL SECURITIES

     Gain or loss will be recognized by a holder on a sale of Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (less any accrued interest, which would be taxable as such) and the holder's adjusted tax basis in the Capital Securities sold or so redeemed. Assuming the Corporation does not defer interest on the Capital Securities by extending the interest payment periods, a holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price. Gain or loss recognized by a holder on Capital Securities held for more than one year will generally be taxable as long-term capital gain or loss.

     The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. If the Junior Subordinated Debentures are deemed to be issued with OID or if the Corporation exercises its deferral option, a holder who disposes of its Capital Securities between record dates for payments of Distributions (and consequently does not receive a Distribution from the Trust for the period prior to such disposition) will nevertheless be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition and to add such amount to its adjusted tax basis in its Capital Securities disposed of. Such holder will recognize a capital loss on the disposition of its Capital Securities to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the holder's adjusted tax basis in the Capital Securities (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes. Accrual basis holders will be subject to similar treatment without regard to the Corporation's election to defer payments of interest.

EXCHANGE OF CAPITAL SECURITIES

     The exchange of Capital Securities pursuant to the Exchange Offer should not be treated as an "exchange" and, thus, should not be treated as a taxable event for United States federal income tax purposes. If, however, the exchange of the Capital Securities pursuant to the Exchange Offer were treated as an exchange, such exchange should constitute a tax-free recapitalization for United States federal income tax purposes. Accordingly, the Capital Securities received should have the same issue price as the Capital Securities surrendered, and a holder should have the same adjusted tax basis and holding period in the Capital Securities received as the holder had in the Capital Securities surrendered.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

     The amount of interest (and OID, if any) accrued on the Capital Securities held of record by United States Persons (other than corporations and other exempt holders) will be reported to the IRS. "Backup withholding" at a rate of 31% will apply to payments of interest to a non-exempt United States Person unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from a holder under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

     It is anticipated that income on the Capital Securities will be reported to holders on IRS Form 1099 and mailed to holders of the Capital Securities by January 31 following each calendar year.

PROPOSED TAX LEGISLATION

     On February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal, the United States Treasury Department proposed legislation that would, among other things, deny an issuer a deduction for United States federal income tax purposes for the payment of interest on instruments with characteristics similar to the Junior Subordinated Debentures. If the proposed legislation were enacted in its current form, it is not expected to apply to the Junior Subordinated Debentures by reason of the currently proposed prospective effective date. There can be no assurances, however, that the proposed legislation, if enacted, or similar legislation enacted after the date hereof would not adversely affect the tax treatment of the Junior Subordinated Debentures, resulting in a Tax Event, which may permit the Corporation, upon approval of the Federal Reserve (if then required under applicable capital guidelines or policies of the Federal Reserve) to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price.

                              ERISA CONSIDERATIONS

     The Corporation, the obligor with respect to the New Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA and certain employee benefit-related provisions of the Code. Any purchaser proposing to acquire New Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of New Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975 (e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such New Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, as described below, a Plan fiduciary considering the acquisition of New Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, a Plan fiduciary should consider whether the acquisition of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such a delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the New Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

     Under the U.S. Department of Labor regulations defining "plan assets" for ERISA purposes (the "Plan Assets Regulations"), the assets of the Trust will be considered plan assets of Plans owning New Capital Securities unless the aggregate investment in New Capital Securities by "benefit plan investors" is not deemed "significant" or the New Capital Securities qualify as "publicly offered securities" as defined in such Regulations. For this purpose, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the New Capital Securities held by benefit plan investors will be less than 25% of the value of the New Capital Securities. Although it is possible that the equity participation by benefit plan investors in New Capital Securities on any date will not be "significant" for purposes of the Plan Assets Regulations, such result cannot be assured.

     The New Capital Securities may qualify as "publicly offered securities" under the Plan Assets Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" with respect to Plans acquiring New Capital Securities. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the preceding paragraphs could be applicable in connection with the investment by Plans in the New Capital Securities.


                                 SELLING HOLDER



     The Private Exchange Securities being offered hereby are being offered by the Selling Holder. The Private Exchange Securities were issued by the Corporation and the Trust, as applicable, and delivered to the Selling Holder in exchange (the "Private Exchange") for corresponding amounts of Old Securities. Such Old Securities were originally issued to the Selling Holder, as the Initial Purchaser, in a transaction exempt from the registration requirements of the Securities Act. As of the date hereof, the Selling Holder holds $19,750,000 aggregate Liquidation Amount of Private Exchange Capital Securities, representing approximately 49% of the combined outstanding Private Exchange Capital Securities and the Old Capital Securities. All of the Private Exchange Securities held by the Selling Holder are being offered hereby.



     The Selling Holder may, in the ordinary course of business, trade the securities of the Corporation for its own account or the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. The Selling Holder acted as financial advisor to First National in connection with the acquisition of First National by the Corporation.


                              PLAN OF DISTRIBUTION


EXCHANGE OFFER


     Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Capital Securities received in exchange for Old Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer -- Exchange Agent." See "The Exchange Offer -- Resales of New Capital Securities."

     The Corporation or the Trust will not receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities.

     Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


PRIVATE EXCHANGE SECURITIES



     The Selling Holder intends to use this Prospectus to resell the Private Exchange Securities it received in the Private Exchange. The Selling Holder may sell the Private Exchange Securities being offered hereby by one or more methods, including without limitation, (i) through underwriters, (ii) through brokers or dealers, (iii) through agents and (iv) directly to purchasers. Any agents, brokers, dealers or underwriters that participate in the distribution of the Private Exchange Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of any Private Exchange Securities purchased by them might be deemed to be underwriting discounts or commissions under the Securities Act.



     The Selling Holder may from time to time effect the sale of its Private Exchange Securities in one or more transactions in the public market at fixed prices, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions or otherwise.



     In order to comply with the securities laws of certain jurisdictions, if applicable, the Private Exchange Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Private Exchange Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.



     Upon the Corporation being notified by the Selling Holder of any change in the identity of the Selling Holder or that any material arrangement has been entered into with a broker or dealer for the sale of any Private Exchange Securities through a secondary distribution, or a purchase by a broker or dealer, a Prospectus Supplement will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the names of such brokers or dealers, (ii) the commissions paid or the discounts or concessions allowed to such brokers or dealers, (iii) where applicable, that such broker or dealer did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus, (iv) any change in the identity of the Selling Holder and (v) other facts material to the transaction.



     To the best knowledge of the Corporation, there are currently no plans, arrangement or understandings between the Selling Holder and any broker or dealer regarding the sale of the Private Exchange Securities by the Selling Holder. There is no assurance that the Selling Holder will sell any or all of its Private Exchange Securities offered by it hereunder or that the Selling Holder will not transfer such Private Exchange Securities by other means not described herein.



     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of securities may not simultaneously engage in market making activities with respect to the Corporation's securities for specified periods prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Holder will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of Private Exchange Securities.

     Pursuant to the Registration Rights Agreement, each of the Corporation, the Trust and the Selling Holder will be indemnified by the other against certain liabilities, including liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Corporation has agreed to pay certain expenses incident to the offer and sale of the Private Exchange Securities by the Selling Holder other than brokers' commissions and underwriting discounts and commissions.



     Neither the Corporation nor the Trust will receive any proceeds from the sale of the Private Exchange Securities offered hereby.


                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Corporation and the Trust by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois, relying as to all matters of Nevada law upon Marshall Hill Cassas & de Lipkau, Reno, Nevada. Certain matters relating to United States Federal income tax considerations will be passed upon for the Corporation by Skadden, Arps, Slate, Meagher & Flom (Illinois), Chicago, Illinois.

                                    EXPERTS

     The consolidated financial statements of the Corporation appearing in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated by reference in this Prospectus, have been incorporated herein by reference in reliance upon the report set forth therein of McGladrey & Pullen, LLP, independent auditors, and upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Corporation has purchased for the benefit of its officers and directors, and those of certain subsidiaries, insurance policies whereby the insurance companies agree, among other things, that in the event any such officer or director becomes legally obligated to make a payment (including legal fees and expenses) in connection with an alleged wrongful act, such insurance companies will pay the Corporation up to $5,000,000. Wrongful act means any breach of duty, neglect, error, misstatement, misleading statement or other act done by an officer or director of the Corporation or any subsidiary.

     The Corporation is required, pursuant to AMCORE's Restated Articles of Incorporation (the "AMCORE Charter"), to indemnify all persons who may be indemnified under Nevada law to the fullest extent permitted by such law. Generally, under Nevada law, a corporation may indemnify officers, directors, employees and agents of a corporation against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any threatened, pending or completed civil, criminal, administrative or investigative proceeding (other than derivative actions) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to derivative actions, officers, directors, employees and agents of a corporation may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of such action if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification may be made in respect of any claim as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that such person is entitled to indemnification despite the adjudication of liability. To the extent that an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, the corporation shall indemnify such officer, director, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     The AMCORE Charter also permits the Corporation to purchase and maintain insurance or make other financial arrangements to insure its directors, officers, employees and agents against liabilities, whether or not AMCORE is itself permitted to indemnify against such liabilities.

     As permitted by Nevada law, the AMCORE Charter eliminates, to the fullest extent permitted by Nevada law, the personal liability of directors and officers to the Corporation for breaches of fiduciary duty. Under the AMCORE Charter, directors and officers are not indemnified for acts or omissions involving intentional misconduct, fraud or a knowing violation of law or for violations of
Section 78.300 of the Nevada General Corporation Law regarding unlawful payment of dividends.

     The Corporation has entered into indemnification contracts (the "Indemnification Agreements") with its directors and officers. The Indemnification Agreements provide for indemnification of directors and officers to the fullest extent permitted by law. These agreements cover all expenses, judgments, fines and penalties incurred and amounts paid in settlement in connection with investigating, defending, being a witness or participating in or preparing to defend, be a witness in or participate in any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer was a director or officer, employee, agent or fiduciary of AMCORE or was serving as such at the request of the Corporation. The Indemnification Agreements impose upon the Corporation the burden of proving that the director or officer is not entitled to indemnification.

     Insofar as the foregoing provisions may permit indemnification of directors, officers or persons controlling the Corporation for liabilities arising under the Securities Act, the Corporation understands that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
-------
 5.1       Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois)
           to AMCORE Financial, Inc. and to AMCORE Capital Trust I as
           to legality of the New Junior Subordinated Debentures and
           the New Guarantee to be issued by AMCORE Financial, Inc. and the legality of the New Capital Securities to be issued by
           AMCORE Capital Trust I
 8         Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois),
           special tax counsel, as to certain federal income tax
           matters
23.1       Consent of McGladrey & Pullen, LLP
23.3       Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
           (included in Exhibits 5.1 and 8)
99.1       Form of Letter of Transmittal
99.2       Form of Notice of Guaranteed Delivery
99.3       Form of Exchange Agent Agreement



ITEM 22. UNDERTAKINGS


     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AMCORE Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on the 12th day of May, 1997.


                                          AMCORE FINANCIAL, INC.

                                          By:       /s/ JOHN R. HECHT
                                            ------------------------------------
                                                      (John R. Hecht)
                                                 (Senior Vice President and
                                                  Chief Financial Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                              TITLE
                  ---------                                              -----
           /s/ ROBERT J. MEULEMAN*               Director, President and Chief Executive Officer
---------------------------------------------    (principal executive officer)
            (Robert J. Meuleman)

             /s/ JOHN R. HECHT*                  Senior Vice President and Chief Financial Officer
---------------------------------------------    (principal financial officer and principal accounting
               (John R. Hecht)                   officer)

            /s/ MILTON R. BROWN*                                       Director
---------------------------------------------
              (Milton R. Brown)

           /s/ LAWRENCE E. GLOYD*                                      Director
---------------------------------------------
             (Lawrence E. Gloyd)

                /s/ TED ROSS*                                          Director
---------------------------------------------
                 (Ted Ross)

           /s/ JACK D. WARD, ESQ.*                                     Director
---------------------------------------------
            (Jack D. Ward, Esq.)

            /s/ RICHARD C. DELL*                                       Director
---------------------------------------------
              (Richard C. Dell)

        /s/ THERESA PAULETTE GILBERT*                                  Director
---------------------------------------------
         (Theresa Paulette Gilbert)

            /s/ ROBERT A. HENRY*                                       Director
---------------------------------------------
              (Robert A. Henry)

            *By /s/ JOHN R. HECHT
  ----------------------------------------
              ATTORNEY-IN-FACT

     Pursuant to the requirements of the Securities Act of 1933, AMCORE Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on the 12th day of May, 1997.


                                          AMCORE CAPITAL TRUST I

                                          By:       /s/ JOHN R. HECHT
                                            ------------------------------------
                                                       John R. Hecht,
                                                 as Administrative Trustee

                                          By:        /s/ GREG SPRAWKA
                                            ------------------------------------
                                                       Greg Sprawka,
                                                 as Administrative Trustee

                                          By:       /s/ YVETTE POWELL
                                            ------------------------------------
                                                       Yvette Powell,
                                                 as Administrative Trustee